Execution Version

WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT

This WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT (this
“Agreement”), dated as of December 21, 2022, is entered into by and between AppHarvest Richmond Farm, LLC, a Delaware limited liability company (“Borrower”) and CEFF II AppHarvest Holdings, LLC, a Delaware limited liability company (“Lender”).

RECITALS

WHEREAS, Borrower and Lender have entered into that certain Credit Agreement, dated as of July 23, 2021 (as amended, modified, or supplemented, the “Credit Agreement”);

WHEREAS, certain Prior Defaults (as defined below) are alleged to have occurred and are continuing under the Credit Agreement;

WHEREAS, Borrower has requested that Lender provide a waiver of the Prior
Defaults; and

WHEREAS, Lender has agreed to such waiver on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Definitions

1.1Capitalized terms used in this Agreement, but not otherwise defined herein, shall have the respective meanings given to them in the Credit Agreement.

1.2As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Account” means a segregated depository account acceptable to Lender, which Borrower shall grant to Lender a security interest in, and any distribution therefrom shall be used by Borrower solely in accordance with Section
5.2 of this Agreement and in accordance with the Specified Budget; provided that, after the occurrence of a Third Amendment Default, any distribution therefrom shall be in the sole discretion of Lender.

“Effective Date” means the date on which all of the conditions precedent to the effectiveness of this Agreement set forth in Section 7 hereof shall have been satisfied or waived.

“Prior Defaults” means any actual Defaults or Events of Default known to Lender or Lender-alleged Defaults or Events of Default of Borrower or Parent under the Financing Documents, in each case, occurring and/or continuing on or prior to the Effective Date.

“Proceeds” or “proceeds” means “proceeds” as defined in Section 9-102(a)(64) of Article 9 of the UCC.

“Qualified Transaction” means, with respect to any asset or property of Borrower, Parent or any of their respective Affiliates, any sale, lease (as lessor), sale-leaseback (or similar transaction), assignment, conveyance, transfer, or other disposition of such asset or property, whether in one transaction or a series of transactions occurring within a six-month time period, the proceeds of which is equal to or exceeding $22,500,000; provided that the foregoing shall not apply to the sale of Crops in the ordinary course of business.

“Specified Budget” has the meaning set forth in Section 3.4 of this Agreement.

“Third Amendment Default” means the occurrence of any or all of the following:
(a) the occurrence of any Event of Default after the Effective Date other than the Prior Defaults, (b) failure of Borrower or any other Borrower Party to timely comply with the covenants contained in Section 5 of this Agreement, and/or (c) any breach or inaccuracy of any representation or warranty made by Borrower under or in connection with this Agreement.

2.Confirmation of Obligations and Prior Defaults

2.1Borrower acknowledges and agrees that the aggregate principal balance of the outstanding Loans under the Credit Agreement was equal to $66,252,138.37 as of December 6, 2022. The foregoing amount does not include any of the interest, fees, costs, and expenses to which Lender is entitled under the Credit Agreement or other Financing Documents.

3.Waiver of Prior Defaults and Related Matters

3.1Subject to the occurrence of the Effective Date and in reliance on the representations and warranties set forth in Section 6 below, Lender hereby waives the Prior Defaults; provided that such waiver only applies to the extent that such Prior Defaults exist as of the Effective Date and does not include any event, act, condition, or occurrence of whatever nature arising or occurring after the Effective Date.

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1.1Borrower acknowledges and agrees that the occurrence and continuation of any Third Amendment Default shall immediately permit Lender to declare an Event of Default under the Credit Agreement in accordance with the terms thereof, and such Event of Default shall not be a Prior Default.

1.2Except as expressly set forth in this Agreement, nothing contained in this Agreement shall, or shall be deemed to, (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing other than in each case to the extent constituting a Prior Default, or (ii) modify, amend, alter or affect any provision of the Credit Agreement or any other Financing Document. Except as expressly provided herein, the execution and delivery of this Agreement and the waivers effected hereby shall not: (i) extend the terms of the Credit Agreement or the due date of any of the Obligations; (ii) give rise to any obligation on the part of Lender to extend, modify, alter, amend or waive any term or condition of the Credit Agreement or the other Financing Documents or otherwise prejudice any rights or remedies which Lender now has or may have in the future; or (iii) give rise to any defenses, setoffs, reductions or counterclaims to Lender’s right to compel payment of the Obligations or to otherwise enforce, exercise and enjoy the benefits of its rights and remedies under the Credit Agreement and the other Financing Documents.

1.3In accordance with Section 7.14(c) of the Credit Agreement, Lender approves the most current construction budget and construction schedule for the Project given to Lender concurrently with the execution of this Agreement (the “Specified Budget”).

4.Amendments to Credit Agreement

4.1Section 1.1 of the Credit Agreement is hereby amended to add the following definitions therein:

“Third Amendment” means that certain Waiver and Third Amendment to Credit Agreement, dated as of December 21, 2022, entered into by and between Borrower and Lender, as such amendment may be amended, modified or supplemented.

“Third Amendment Default” has the meaning set forth in the Third Amendment.

4.2The definition of “Project Costs” in Section 1.1 of the Credit Agreement is hereby amended by deleting subsection (ii) thereof.

4.3The definition of “Scheduled Final Completion Date” in Section 1.1 of the Credit Agreement is hereby deleted and replaced with:

“Scheduled Final Completion Date” means March 31, 2023.

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4.4The definition of “Scheduled Substantial Completion Date” in Section 1.1 of the Credit Agreement is hereby deleted and replaced with:

“Scheduled Substantial Completion Date” means February 28, 2023.

4.5Section 2.2(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a)At all times, the sum of the aggregate outstanding principal amount of all Loans then outstanding shall not at any time exceed Sixty-Six Million Two Hundred and Fifty-Three Thousand Dollars ($66,253,000) (the “Commitment”). Any Project Costs in excess of the Commitment shall be funded solely by equity contributions from the Borrower.

4.6Section 3.5(d) of the Credit Agreement is hereby deleted in its entirety.

4.7Section 3.5(e) of the Credit Agreement is hereby deleted in its entirety.

4.8Section 5.7(h) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

No labor has been performed or material furnished by or at the direction of Borrower with respect to the Project Site for which Borrower is liable or the Project Site bound which has not been fully paid when due, except with respect to certain disputed amounts that Borrower is withholding from the EPC Contractor as of the Effective Date.

4.9Section 6.12 of the Credit Agreement is hereby deleted in its entirety.

4.10Section 8.6(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(a)Immediate. Borrower shall fail to perform or observe any of the covenants set forth in Sections 6.4(a), 6.10 or Article VII (other than Sections 7.12 through 7.14) or a Third Amendment Default shall occur.

5.Additional Covenants of Borrower

5.1Within two (2) Business Days of the consummation and funding of the first Qualified Transaction to occur that generates proceeds equal to or exceeding
$50,000,000, Borrower shall (or shall cause any Affiliate of Borrower to) deposit
$22,500,000 in cash into an Acceptable Account; provided that, to the extent the Qualified Transaction generates proceeds that are greater than $22,500,000 but less than $50,000,000, Borrower shall (or shall cause any Affiliate of Borrower to) deposit in cash into an Acceptable Account an amount of such proceeds equal to the product of (x) $22,500,000 multiplied by (y) the ratio of the proceeds of such Qualified Transaction divided by $50,000,000; provided further that such deposited amount shall in no event be less than $10,000,000. For the avoidance of doubt,

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nothing herein shall apply to any Qualified Transaction obtained by Borrower following Borrower’s satisfaction of its obligation to so deposit $22,500,000 in cash into an Acceptable Account.1

5.2Borrower covenants and agrees that it may not use, pay, transfer, distribute, or dispose of any of the proceeds deposited into an Acceptable Account in any manner or for any purpose whatsoever except for the payment of Project Costs in accordance with the Draw Schedule or as may be approved in writing by Lender.

6.Representations and Warranties of Borrower

In order to induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that the following statements are true and correct as of the Effective Date:

6.1there are no Defaults or Events of Default under the Credit Agreement or any other Financing Document except for the Prior Defaults, if any;

6.2Borrower has the full power, authority and legal right to enter into this Agreement and all documents, acknowledgments and instruments delivered in connection herewith, and this Agreement and such other documents, acknowledgments and instruments have been duly authorized by the governing body of Borrower; and

6.3this Agreement and all documents, acknowledgments and instruments delivered in connection herewith constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

7.Conditions Precedent

This Agreement shall be effective upon satisfaction or waiver of each of the following conditions precedent, in each case as reasonably determined by Lender:

7.1this Agreement shall have been executed and delivered by Borrower and Lender;

7.2Lender shall have received from Parent a fully executed counterpart to the acknowledgment and consent to this Agreement in the form attached hereto as Exhibit A, which acknowledgment shall be considered part of the defined term “Agreement;” and

1 For example, if such proceeds equal $40,000,000, then the deposited amount would equal $18,000,000, which is
$22,500,000 multiplied by 80% ($40,000,000 divided by $50,000,000). And if such proceeds were $30,000,000, then the deposited amount would equal $13,500,000, which is $22,500,000 multiplied by 60% ($30,000,000 divided by $50,000,000).

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7.3Borrower shall have delivered to Lender valid resolutions of the governing body of Borrower authorizing the execution and delivery of this Agreement and all documents, acknowledgments and instruments delivered in connection herewith.

8.General Provisions

8.1Incorporation by Reference. Sections 1.2 (Rules of Interpretation), 9.2 (Addresses),
9.6 (Successors and Assigns), 9.8 (Entire Agreement), 9.9 (Governing Law), 9.10 (Submission to Jurisdiction; Waivers), 9.11 (Severability), 9.16 (Waiver of Jury Trial) and 9.17 (Counterparts) of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

8.2Amendment. No term of this Agreement (or the exhibits and schedules attached hereto) may be waived, modified or amended except in a writing signed by Borrower and Lender.

8.3No Waiver. Lender’s failure, at any time or times, to require strict performance by Borrower and the other Borrower Parties of any provision of this Agreement and any of the other Financing Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default or an Event of Default shall not suspend, waive or affect any other Default or Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type.

8.4Time of Essence. Time is of the essence in the payment and performance of each of the obligations of Borrower and the other Borrower Parties and with respect to all covenants and conditions to be satisfied by Borrower and the other Borrower Parties in this Agreement and all documents, acknowledgments and instruments delivered in connection herewith.

8.5No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. This Agreement and all other agreements and documents executed in connection therewith have been prepared through the joint efforts of all of the parties. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party’s counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction.

8.6Further Assurances. Borrower shall promptly take all further actions and execute all further documents as Lender may, from time to time, reasonably request to carry out the transactions contemplated by this Agreement, provided, however, that this provision shall not be interpreted as expanding any obligations of Borrower hereunder or under any Financing Document.

8.7Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provisions of this Agreement.

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8.8No Third Party Beneficiaries. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Borrower and Lender with respect to the transactions contemplated hereby, and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement.

8.9Reference to and Effect Upon the Credit Agreement and other Financing Documents.

(a)Except as expressly set forth herein, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement or any other Financing Document, and all rights of Lender and all Obligations of Borrower and the other Borrower Parties thereunder, shall remain in full force and effect. Borrower hereby ratifies and confirms that the Credit Agreement and the other Financing Documents are in full force and effect and that Borrower and the other Borrower Parties have no presently exercisable defenses, setoffs or counterclaims to the Obligations under the Credit Agreement or any other Financing Document. Borrower hereby acknowledges and agrees that this Agreement is and shall constitute a Financing Document.

(b)Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement and any consents and waivers set forth herein shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement or any other Financing Documents, (ii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Financing Document, or any right, power or remedy of Lender thereunder, or (iii) constitute a course of dealing or other basis for altering any Obligations of Borrower under the Credit Agreement, any other Financing Document, or any other contract or instrument.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

LENDER:

CEFF II APPHARVEST HOLDINGS, LLC, By:

EqCEF II, LLC, its manager

By:    /s/ Nicholas Houshower     Name:    Nicholas Houshower
Title:    Principal

BORROWER:

APPHARVEST RICHMOND FARM, LLC

By:    /s/ Loren Joseph Eggleton
Name: Loren Joseph Eggleton Title: Chief Financial Officer

EXHIBIT A REAFFIRMATION OF PARENT GUARANTY

The undersigned hereby acknowledges receipt of the attached Waiver and Third Amendment to Credit Agreement, dated as of the date hereof (the “Agreement”), and consents to the execution and performance thereof by AppHarvest Richmond Farm, LLC, a Delaware limited liability company (“Borrower”). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Agreement.

The undersigned hereby also reaffirms that (i) its guarantee of the Obligations, dated as of August 10, 2021 (as amended, modified or supplemented, the “Parent Guaranty”), in favor of Lender, and (ii) any Financing Documents (as amended, modified or supplemented) to which it is a party, each remain in full force and effect and are confirmed and ratified in all respects.

The undersigned hereby further acknowledges and agrees that there is no presently exercisable defense, setoff or counterclaim of any kind, nature or description to any obligations arising under such Parent Guaranty or other Financing Document, and that the rights and remedies of the Lender thereunder and with respect thereto remain in full force and effect and are confirmed and ratified in all respects.

Dated: December 20, 2022

APPHARVEST, INC., a Delaware corporation, as a Borrower Party and guarantor of the Obligations

By:    /s/ Loren Eggleton
Name: Loren Eggleton
Title: Chief Financial Officer